(Print or Type Responses)

                             Joint Filer Information

Title of Security:              N/A

Issuer & Ticker Symbol:         SmartServ Online, Inc. (SSOL.OB)

Designated Filer:               Castlerigg Master Investments Ltd.

Other Joint Filers:             Sandell Asset Management Corp. ("SAMC")
                                Castlerigg International Holdings
                                 Limited ("Holdings")
                                Castlerigg International Limited ("CI")
                                Thomas E. Sandell

Addresses:                      The address for each Holdings and CI is
                                 c/o Citco Fund Services (Curacao) N.V.,
                                 Kaya Flamboyan 9, P.O. Box 812, Curacao,
                                 Netherlands, Antilles

                                The address for each of Thomas E. Sandell
                                 and of SAMC is 40 West 57th Street,
                                 New York, New York 10019

Signatures:


Dated:  December 3, 2004       SANDELL ASSET MANAGEMENT CORP.


                               By: /s/ Thomas E. Sandell
                                   ---------------------
                                       Thomas E. Sandell, Director


                               CASTLERIGG INTERNATIONAL HOLDINGS LIMITED


                               By: /s/ Thomas E. Sandell
                                   ---------------------
                                       Thomas E. Sandell, Director


                               CASTLERIGG INTERNATIONAL LIMITED


                               By: /s/ Thomas E. Sandell
                                   ---------------------
                                       Thomas E. Sandell, Director


                               /s/ Thomas E. Sandell
                               ---------------------
                                   Thomas E. Sandell